Exhibit 10.16

FORM OF SUBSCRIPTION TO CAPITAL STOCK OF

VERA BRADLEY, INC.

The undersigned hereby subscribes to shares of the Common Stock of Vera Bradley, Inc., a corporation incorporated and existing under the Indiana Business Corporation Law, as amended. The subscription shall be for the number and class of shares of Common Stock set forth opposite the name and address of the subscriber. The undersigned hereby represents that the shares are being purchased for investment and not for distribution or resale.

Name and Address of Subscriber:	Number of Shares:	Total Consideration:

	shares of Class A Voting Common Stock of Vera Bradley, Inc.	shares of Class A Voting Common Stock of Vera Bradley Designs, Inc.

	shares of Class B Non-Voting Common Stock of Vera Bradley, Inc.	shares of Class B Non-Voting Common Stock of Vera Bradley Designs, Inc.

1.	The undersigned hereby acknowledges and agrees that, to the extent that his or her shares of Common Stock of Vera Bradley Designs, Inc. (“Designs”) are subject to a Restricted Stock Award Agreement (the “Restricted Stock Agreement”) under the Vera Bradley Designs, Inc. 2010 Restricted Stock Plan as of the date of this instrument, his or her shares of Common Stock of Vera Bradley, Inc. shall upon their issuance be subject to the same restrictions set forth in the Restricted Stock Agreement as if Vera Bradley, Inc. were the Company, as that term is defined in the Restricted Stock Agreement. The undersigned hereby further agrees to take, or cause to be taken, all actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws, rules, and regulations to make effective the assignment of rights (if applicable) under the Restricted Stock Agreement contemplated by this paragraph.

2.	The undersigned hereby acknowledges and agrees that, to the extent that his or her shares of Common Stock of Designs are subject to the Amended and Restated Stock Purchase and Sale Agreement re Non-Voting Shares dated February 26, 2003, as amended to date (the “Non-Voting Agreement”), his or her shares of Common Stock of Vera Bradley, Inc. shall upon their issuance be subject to the same restrictions set forth in the Non-Voting Agreement as if Vera Bradley, Inc. were the Corporation, as that term is defined in the Non-Voting Agreement. The undersigned hereby further agrees to take, or cause to be taken, all actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws, rules, and regulations to make effective the assignment of rights (if applicable) under the Non-Voting Agreement contemplated by this paragraph.

3.	The undersigned acknowledges that he or she will be allocated income of Designs through August 28, 2010 based on actual receipts and expenses through such date. The undersigned further acknowledges that, except for his or her share of the dividend in the amount of $ , which Designs paid in the form of promissory notes dated August 28, 2010, Designs will not pay any other dividends regardless of the amount of income allocated to the undersigned in 2010 and regardless of whether the amount of income or deductions allocated to the undersigned from Designs for 2010 or any prior year is adjusted by reason of an audit by the IRS or otherwise. However, in consideration of the undersigned’s transfer of shares of Designs to Vera Bradley, Inc. pursuant to this Subscription, Vera Bradley, Inc. agrees that, in the event that the income or deductions allocated to the undersigned by Designs for 2010 or any prior years is adjusted by reason of an audit by the IRS or otherwise, and the undersigned incurs additional tax, penalties and interest thereon, then within thirty (30) days after the undersigned paying such taxes, interest and penalties, Vera Bradley, Inc. shall pay to the undersigned an amount sufficient to reimburse the undersigned, on an after-tax basis, for the amount of interest and penalties (but not taxes) incurred by the undersigned as a result of such adjustment.

4.	If, and to the extent that this subscription involves the contribution by the undersigned of shares of Restricted Shares (as defined below), then to the extent Vera Bradley, Inc. realizes a reduction in its state and federal income taxes (the “Tax Savings”) as a result of a deduction arising out of the issuance or vesting of the Restricted Shares or arising out of any election under section 83(b) of the Internal Revenue Code of 1986 with respect to the Restricted Shares, then on or before March 15 following the year in which the Tax Savings are realized, Vera Bradley, Inc. shall pay to the shareholders of record of Designs as of July 29, 2010, in proportion to their ownership of Common Stock as of such date, the amount of such Tax Savings. Notwithstanding the foregoing, any payments of Tax Savings may be deferred without interest to the extent Vera Bradley, Inc. is prohibited from making such distribution under the terms of any agreement to which it is subject. “Restricted Shares” means any shares of Common Stock of Designs which are subject to a Restricted Stock Agreement and any corresponding issuance of shares pursuant to this subscription agreement which are subject to a Restricted Stock Agreement.

5.	The undersigned hereby consents to any election required by Designs or Vera Bradley, Inc. in order to cause the allocation of Designs’ income, loss, deductions and credits to be determined by computing such amounts on a closing of the books of Designs through the day prior to the termination of Designs’ S election rather than having such items determined for the entire calendar year and then allocated on a daily basis. The undersigned agrees to execute such additional consents, agreements or other documents as may be necessary in connection with such election by Designs or Vera Bradley, Inc.

6.	In the event that a public offering of Vera Bradley, Inc.’s capital stock is not consummated, the undersigned agrees that Vera Bradley, Inc. and Designs may take such action as may be necessary to cause Vera Bradley, Inc. to be taxed as an S corporation without any additional action by the undersigned. The undersigned further agrees to consent to any election made by Vera Bradley, Inc. to cause Vera Bradley, Inc. to be treated as an S corporation.

Each of Designs and Vera Bradley, Inc. hereby acknowledges and agrees that the Plan and the Restricted Stock Agreement are deemed amended in accordance with paragraph 1 and the Non-Voting Agreement is deemed amended in accordance with paragraph 2.

Dated:                  , 2010.

SUBSCRIBER:	VERA BRADLEY DESIGNS, INC.:	VERA BRADLEY, INC.:

	Name:	Name:
	Title:	Title: